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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated December 10, 1996 and to all references to our Firm included in this Registration Statement.


                                        /s/ Arthur Andersen LLP


                                        ARTHUR ANDERSEN LLP

New York, New York
September 5, 1997